Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

Third Amendment to

Network Build and Maintenance Agreement

Between

Commnet Wireless, LLC and

AT&T Mobility LLC

This Third Amendment to Network Build and Maintenance Agreement (the “Third Amendment”) is dated as of 26 July, 2022 and effective as of the 31st day of December, 2021 (the “Third Amendment Effective Date”), by and between Commnet Wireless, LLC,  a Delaware limited liability company on behalf of itself and its Affiliates (hereinafter referred to as “Vendor”), and AT&T Mobility LLC, a Delaware limited liability company on behalf of itself and its Affiliates (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties.”

Recitals

WHEREAS, the Parties entered into that certain Network Build and Maintenance Agreement dated as of the 31st day of July, 2019 and amended as of August 6, 2020 and January 1, 2021 (the “NBMA”) pursuant to which Vendor has agreed to build, install and deploy a RAN at certain Cell Sites for AT&T as described in Addendum 1: Network Build and Structured Payments attached thereto (the “Build Addendum”) and to provide ongoing maintenance of such RAN as described in Addendum 2: Maintenance Addendum attached thereto (the “Maintenance Addendum” and, together with the NBMA, the Build Addendum and all other addendums, schedules, amendments and modifications thereto, the “Agreement”);

WHEREAS, the Parties now desire to amend the Agreement in accordance with the terms set forth in this Third Amendment to amend certain provisions of the Build Addendum.

NOW THEREFORE, in consideration of these covenants, and for good and valuable consideration, and intending to be legally bound, the Parties agree as follows:

1.Capitalized Terms.

All capitalized terms used herein shall have the same meaning ascribed to them in the Agreement, unless otherwise expressly defined in this Third Amendment.

2.	Amendment to the Agreement. As of the Third Amendment Effective Date, the Agreement is hereby amended and modified as follows:

A.  Build Addendum: Section 16: Termination Events; Remedies. Section 16: Termination Events; Remedies, of the Build Addendum, is hereby amended by deleting Sections 16(a)(iii) and (iv) in their entirety and replacing them with the following:

“(a)(iii)  Vendor fails to obtain Location Acceptance of a Cell Site on or before the Phase Completion Date for such Cell Site set forth in Schedule 4 and does not cure such failure to obtain Location Acceptance within ninety (90) days from the applicable Phase Completion Date but in no event shall such cure period extend beyond [***], subject to the provisions in the Agreement pertaining to any Excusable Delay; or (a)(iv) A Cell Site has not reached Location Acceptance by [***] for any reason other than as caused by an Excusable Delay.”

B. Build Addendum: Section 17: Additional Termination Rights. Section 17: Additional Termination Rights, of the Build Addendum is hereby amended by deleting Section 17(b) in its entirety and replacing it with the following:

“(b) Termination due to Excusable Delay.  In the event that a Cell Site never reaches Location Acceptance due to an Excusable Delay (other than a Force Majeure Event or Permitting Delay), then on or after [***]either Party may remove such Cell Site from the Build Out Plan and terminate this Build Addendum with respect to such Cell Site; provided, however, that Vendor shall only be able to exercise the termination right set forth in this Section 17(b) if Vendor is not otherwise in breach of the Agreement or this Build Addendum with respect to such Cell Site. Upon such termination, Vendor shall sell or transfer all of the Vendor Provided Equipment ordered by Vendor for construction of the Cell Site together with any Work completed (in accordance with applicable Specifications and requirements) in connection with the Cell Site through the date of termination to AT&T at a purchase price equal to Vendor’s reasonable and demonstrated costs for such Work (including its documented procurement costs for such Vendor Provided Equipment without any margin or mark-up by Vendor); provided, however, that in no event shall AT&T be required to pay in excess of $[***]for any such Vendor Provided Equipment and Work completed by Vendor prior to the date of termination. In addition to the foregoing, at AT&T’s sole election upon such termination, either (i) Vendor shall assign the tower lease for such Cell Site to AT&T in the case of any Third Party Cell Site or require Vendor to enter into a Site License with AT&T pursuant to the Master License Agreement in the case of any Vendor Cell Site and assign to AT&T any subcontract entered into by Vendor to provide any portion of the backhaul at such Cell Site pursuant to the Transport Agreement or (ii) AT&T shall reimburse Vendor for all of Vendor’s reasonable and demonstrated costs, if any, up to an aggregate amount equal to $[***]per Cell Site, to terminate (A) in the case of a Third Party Cell Site, the Tower Lease entered into by Vendor in accordance with the terms of this Agreement but only to the extent that such Tower Lease is solely for the location of the AT&T Provided Equipment, Vendor Provided Equipment and other Material contemplated herein, and (B) any subcontract entered into by Vendor to provide any portion of the backhaul at such Cell Site pursuant to the Transport Agreement. To the extent that AT&T elects to assume the Tower Lease or transport contract and/or enter into a Site License with respect to a Cell Site, then upon completion of such Cell Site, AT&T may elect to include such Cell Site in the Maintenance Addendum and the Agreement and Maintenance Addendum shall not terminate with respect to such Cell Site. To the extent AT&T elects to reimburse Vendor for the costs described in subsection (ii) of the preceding sentence, then AT&T shall pay such amounts within sixty (60) days of receipt of an invoice from Vendor for such costs and expenses. In the event that either Party exercises the termination right set forth in this Section 17(b), the Parties agree that Location Acceptance shall not occur with respect to such Cell Site and AT&T shall have no obligation to make the Structured Payments for such Cell Site.”

C.  Build Addendum: Schedule 4: Build Out Plan.   Schedule 4: Build Out Plan, attached to the Build Addendum, shall be modified by deleting the table and paragraph directly below the first paragraph and replacing it with the following:

Cell Sites:

[***]

All Cell Sites in the Build Out Plan shall be completed in accordance with the completion requirements set forth in the Milestones pursuant to Schedule 5 and, in any event, all Cell Sites must be completed and launched into Commercial Service no later than [***] (which date shall be absolute with no applicable cure period beyond such date except in connection with a Force Majeure Event or Excusable Delay which shall be governed by the applicable terms of the Agreement.”

D.

Schedule 5: Milestones to the Build Addendum. Schedule 5: Milestones, attached to the Build Addendum, shall be modified by deleting the table immediately under the title, “Schedule 5: Milestones” and replacing it with the “Schedule 5: Milestones” attached hereto.

3.	Effect; Conflicts.

Except to the extent expressly amended by this Third Amendment, the Agreement is hereby ratified and confirmed in all respects and no other Article, Section, term or provision of the Agreement shall be deemed modified or changed in any respect by the terms of this Third Amendment.  The Agreement is hereby amended so that any reference therein shall mean a reference to the Agreement as amended by this Third Amendment.

4.	Counterparts.

This Third Amendment may be executed in multiple counterparts, each of which when so executed shall be deemed to constitute an original, but all of which together shall constitute only one document.  Original signatures transmitted and received via facsimile or other electronic transmission of a scanned document (e.g., pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of original signatures.

[Signature Pages Follows]

      IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Third Amendment as of the Third Amendment Effective Date.

VENDOR:

Commnet Wireless, LLC

By: /s/ William Thomas Guthrie

Name: William Thomas Guthrie

Title: Chief Executive Officer

Date: 4 August 2022

AT&T:

AT&T Mobility LLC

By: AT&T Services, Inc., its Authorized Representative

By: /s/ Kurt Dresch

Name: Kurt Dresch

Title: Director, Global Connections

[Signature Page to Third Amendment to Network Build and Maintenance Agreement]